                                                                      EXHIBIT 11
                            CONTINUCARE CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)


                                                                  FOR THE THREE
                                                                   MONTHS ENDED
                                                                DECEMBER 31, 1996
                                                                -----------------
Net income                                                         $   539,123
                                                                   ===========
PRIMARY EARNINGS PER SHARE

Number of shares:
Weighted average common shares outstanding (1)                      12,108,667

Add:  Net additional shares issuable (2)                                29,138
                                                                   -----------

Weighted average shares used in the per share computation           12,137,805
                                                                   ===========
Earnings per common and common equivalent share                    $      0.04
                                                                   ===========

FULLY DILUTED EARNINGS PER SHARE

Number of shares:
Weighted average common shares outstanding (1)                      12,108,666

Add:  Net additional shares issuable (2)                                18,824
                                                                   -----------

Weighted average shares used in the per share computation           12,127,490
                                                                   ===========

Earnings per common and common equivalent share                    $     $0.04
                                                                   ===========

(1) Includes warrants exercised during the period as of the beginning of the period.

(2) Assumes exercise of outstanding common stock equivalents (options) at the beginning of the period.

                                                                      EXHIBIT 11
                            CONTINUCARE CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)


                                                                   FOR THE SIX
                                                                   MONTHS ENDED
                                                                DECEMBER 31, 1996
                                                                -----------------
Net income                                                        $ 1,183,381
                                                                  ===========
PRIMARY EARNINGS PER SHARE

Number of shares:
Weighted average common shares outstanding (1)                     10,053,999

Add:  Net additional shares issuable (2)                               10,000
                                                                  -----------

Weighted average shares used in the per share computation          10,063,999
                                                                  ===========

Earnings per common and common equivalent share                   $      0.12
                                                                  ===========
FULLY DILUTED EARNINGS PER SHARE

Number of shares:
Weighted average common shares outstanding (1)                     10,053,998

Add:  Net additional shares issuable (2)                               18,824
                                                                  -----------

Weighted average shares used in the per share computation          10,072,822
                                                                  ===========

Earnings per common and common equivalent share                   $      0.12
                                                                  ===========

(1) Includes warrants exercised during the period as of the beginning of the period.

(2) Assumes exercise of outstanding common stock equivalents (options) at the beginning of the period.